EX-99.1
THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
Quarterly Segment Financial Summary Information- Fiscal Year Ended June 30, 2007
(Amounts in Millions)
			Three Months Ended				Fiscal Year 2007
			9/30/2006	12/31/2006	3/31/2007	6/30/2007
Beauty	Beauty	Net Sales	$4,324	$4,656	$4,365	$4,544	$17,889
		Earnings Before Income Taxes	835	1,027	792	786	3,440
		Net Earnings	634	804	603	570	2,611

	Grooming	Net Sales	1,845	1,976	1,744	1,872	7,437
		Earnings Before Income Taxes	527	530	429	409	1,895
		Net Earnings	385	386	310	302	1,383

Health and	Health Care	Net Sales	3,336	3,407	3,291	3,347	13,381
Well-Being		Earnings Before Income Taxes	878	960	827	700	3,365
		Net Earnings	593	648	536	456	2,233

	Snacks, Coffee	Net Sales	1,063	1,253	1,090	1,131	4,537
	and Pet Care	Earnings Before Income Taxes	144	232	191	192	759
		Net Earnings	87	150	116	124	477

Household Care	Fabric Care	Net Sales	5,352	5,511	5,220	5,386	21,469
	and Home Care	Earnings Before Income Taxes	1,225	1,234	1,058	1,133	4,650
		Net Earnings	831	834	700	762	3,127

	Baby Care	Net Sales	3,099	3,119	3,268	3,240	12,726
	and Family Care	Earnings Before Income Taxes	600	548	606	537	2,291
		Net Earnings	383	341	382	334	1,440

Corporate		Net Sales	(234)	(197)	(284)	(248)	(963)
		Earnings Before Income Taxes	(333)	(441)	(367)	(549)	(1,690)
		Net Earnings	(215)	(301)	(135)	(280)	(931)

Total Company		Net Sales	18,785	19,725	18,694	19,272	76,476
		Earnings Before Income Taxes	3,876	4,090	3,536	3,208	14,710
		Net Earnings	2,698	2,862	2,512	2,268	10,340